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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported): December 5, 2001

HPL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32967	77-0550714
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2033 Gateway Place, San Jose California  95110
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (408) 437-1466

Item 2. Acquisition or Disposition of Assets.

    On December 5, 2001, HPL Technologies, Inc. (the "Company") acquired FabCentric, Inc., a California corporation. The acquisition was effected by merging HPL Acquisition Corp., a wholly-owned subsidiary of the Company, with and into FabCentric. As a result of the merger, FabCentric became a wholly-owned subsidiary of the Company. The Company issued in the merger approximately 703,000 shares of common stock and assumed approximately $3.0 million of net liabilities, including $750,000 owed to a Company affiliate.

    One of the members of the Board of Directors of FabCentric, David Lam, served on the Company's Board of Directors until his resignation in May 2001.

Item 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Business Acquired.

    Required financial statements will be filed on Form 8-K/A as soon as practicable after the date hereof, but not later than February 18, 2002.

  (b)
  Pro Forma Financial Information.

    Required pro forma financial statements will be filed on Form 8-K/A as soon as practicable after the date hereof, but not later than February 18, 2002.

  (c)
  The following exhibits are included as part of this report:

  2.1
  Agreement and Plan of Merger, dated December 5, 2001, by and among HPL Technologies, Inc., a Delaware corporation, HPL Acquisition Corp., a California corporation, FabCentric, Inc., a California corporation, John Kulusich and Lucian Wagner.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HPL TECHNOLOGIES, INC.
By:
/s/ DAVID LEPEJIAN David Lepejian President and Chief Executive Officer
Date: December 18, 2001

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated December 5, 2001, by and among HPL Technologies, Inc., a Delaware corporation, HPL Acquisition Corp., a California corporation, FabCentric, Inc., a California corporation, John Kulusich and Lucian Wagner.

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX